Exhibit 99.1

Media contact: Andrew Wynne 206-233-2070 andy.wynne@tullys.com

TULLY’S COFFEE RELEASES THIRD QUARTER 2009

FINANCIAL RESULTS

POSITIVE DOMESTIC GROWTH

TO 167 TULLY’S RETAIL LOCATIONS WITH ADDED GROWTH INTO

SINGAPORE

Seattle, Wash. – February 11, 2009 – Tully’s Coffee Corporation (“Tully’s”) announced its revenues and operating results for the third quarter of its 2009 fiscal year, which ended December 28, 2008 (Third quarter 2009).

Tully’s reported a net loss of $600,000 for the Third Quarter Fiscal 2009 as compared to the net loss of $2,423,000 for the Third Quarter Fiscal 2008, an improvement of $1,823,000 or 75.2%.

“We continue our positive earnings trends during the past quarter,” said Carl Pennington, President of Tully’s. “Improving operations continues to pay off, especially in difficult economic times.”

During the Thirty-nine weeks ended December 28, 2008, (“Nine Months Fiscal 2009”) Tully’s opened 28 new retail outlets, including its first two outlets in Singapore through a joint venture partnership in Asia, Tully’s Coffee Asia Pacific, LP. At December 28, 2008, there were 165 U.S. Tully’s stores (83 company-operated and 82 franchised) compared to 146 U.S. stores a year earlier. Retail sales decreased $2.1 million compared to the same period last year, primarily due to the sale (and subsequent franchising) of five company-owned stores in Southern California in August 2008, unexpected snow and inclement weather in our core retail market of Seattle over the holiday’s and Boeing’s strike accompanied by the additional two week plant closure during the holiday’s that negatively impacted business.

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On February 6, 2009 the company filed a definitive proxy statement with the Securities and Exchange Commission setting a March 16, 2009 special shareholder meeting to approve the proposed asset sale of the Wholesale business unit to Green Mountain Coffee Roasters, Inc.

Additional information about Tully’s Third quarter 2009 results is contained in its Quarterly Report on Form 10-Q that was filed with the U.S. Securities and Exchange Commission today.

About Tully’s Coffee Corporation

Tully’s Coffee Corporation is a fully handcrafted coffee roaster and a leading specialty coffee retailer and wholesaler. Through company-operated and franchised specialty retail stores in Washington, Oregon, California, Idaho, Arizona, Montana, Colorado, Wyoming, Utah, and Singapore and its global alliance partner in Japan, Tully’s premium coffees are available at more than 500 retail locations worldwide. Tully’s wholesale division also distributes handcrafted coffees and related products via office coffee services, food service distributors, and thousands of leading supermarkets in the United States. Tully’s corporate headquarters and roasting plant are located at 3100 Airport Way S. in Seattle, Wash. For more information: (800) 96-Tully or www.tullys.com.

Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary from stated expectations and such variations could be material and adverse. Factors that could result in such variations include, but are not limited to, the inherent unreliability of earnings and revenue growth predictions due to numerous factors, including many beyond the Company’s control; potential difficulties, delays and unanticipated expenses inherent in the development and marketing of new products and services; competitive factors; and the numerous risks and potential additional costs, disruptions and delays associated with the establishment of new business initiatives. Additional information concerning these and other factors that could cause actual results to differ materially from the Company’s current expectations is contained in Tully’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 2008 and its Annual Report on Form 10-K for the fiscal year ended March 30, 2008.

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